EXPENSE LIMITATION AGREEMENT
          This EXPENSE LIMITATION AGREEMENT (the “Agreement”), dated as of July 1, 2009, by and between BlackRock Funds, BlackRock Funds II, BlackRock Large Cap Series Funds, Inc., Master Large Cap Series LLC, Quantitative Master Series LLC, BlackRock Series Fund, Inc., BlackRock Focus Growth Fund, Inc., Master Focus Growth LLC, BlackRock Bond Fund, Inc., BlackRock Global Dynamic Equity Fund, BlackRock Liquidity Funds, WCMA Government Securities Fund, WCMA Tax-Exempt Fund, WCMA Treasury Fund, WCMA Money Fund, BlackRock Municipal Series Trust, BlackRock Focus Value Fund, Inc., BlackRock Index Funds, Inc., (each, a “Fund”, and collectively, the “Funds”) and, on behalf of each share class (each a “Share Class”, and collectively, the “Share Classes”) of each Fund, and its portfolios (if applicable) (each a “Portfolio”, and collectively, the “Portfolios”), set forth in Schedule A, Schedule B, Schedule C, Schedule D, Schedule E or Schedule F of this Agreement (collectively, the “Schedules”), and BlackRock Advisors, LLC (“BlackRock”) (as investment adviser or administrator to all Funds except for BlackRock Liquidity Funds), BlackRock Institutional Management Corporation (“BIMC”) (as investment adviser solely with respect to BlackRock Liquidity Funds) and BlackRock Investments, LLC (the “Distributor”) (solely with respect to WCMA Government Securities Fund, WCMA Tax-Exempt Fund, WCMA Treasury Fund and WCMA Money Fund). (For purposes of this Agreement, Funds with no series will be referred to as either Funds or Portfolios).
          WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company;
          WHEREAS, the Funds are organized as Maryland corporations, Massachusetts business trusts, Delaware statutory trusts, or Delaware limited liability companies and are overseen by a Board of Directors or a Board of Trustees, as applicable. For ease of presentation, the Board of Directors or Board of Trustees of each Fund will be referred to herein as a “Board” or as “Directors” or “Trustees”;
          WHEREAS, in exchange for fees specified in the applicable investment advisory agreement, BlackRock provides advisory services on behalf of all Funds except for BlackRock Liquidity Funds and BIMC provides advisory services for BlackRock Liquidity Funds;
          WHEREAS, BlackRock and BIMC have determined under the applicable advisory agreement or administration agreement to waive certain fees and/or reimburse certain expenses of each Fund and its Portfolios, as applicable;
          WHEREAS, this agreement replaces expense limitation agreements currently in place for the Funds including an agreement, dated June 1, 2009, between BlackRock Funds, BlackRock Large Cap Series Funds, Inc., Master Large Cap Series LLC, Quantitative Master Series LLC, BlackRock Liquidity Funds, WCMA Government Securities Fund, WCMA Tax-Exempt Fund, WCMA Treasury Fund, WCMA Money Fund and BlackRock Index Funds, Inc., and BlackRock (as investment adviser or administrator to all aforementioned Funds except BlackRock Liquidity Funds), BIMC (as investment adviser to BlackRock Liquidity Funds) and the Distributor (as distributor for WCMA Government Securities Fund, WCMA Tax-Exempt Fund, WCMA Treasury Fund and WCMA Money Fund)(the “June 1 Agreement”), for the sole purpose of adding Funds not included in the June 1 Agreement; and
          WHEREAS, the shareholders of the Funds will benefit from the ongoing fee waivers and/or expense reimbursements by incurring lower Fund operating expenses than they would absent such waivers/reimbursements.
          NOW, THEREFORE, each of the parties hereto agrees:
1.	EXPENSE LIMITATION.
          1.1 APPLICABLE EXPENSE LIMIT. (a) With respect to BlackRock Funds, BlackRock Funds II, BlackRock Large Cap Series Funds, Inc., Master Large Cap Series LLC, Quantitative Master

Series LLC, BlackRock Index Funds, Inc., BlackRock Series Fund, Inc., BlackRock Focus Growth Fund, Inc., Master Focus Growth LLC, BlackRock Bond Fund, Inc. and BlackRock Global Dynamic Equity Fund, to the extent that the aggregate expenses incurred by a Share Class (excluding Enumerated Expenses, as defined below) for the period beginning and ending on the dates (each, an “Applicable Period”) specified in Schedule A (“Operating Expenses”), exceed the operating expense limit set forth in Schedule A as to each Share Class (the “Operating Expense Limit”) (or such other rate as may be agreed to in writing), such excess amount (the “Excess Amount”) shall be the liability of BlackRock.
          For purposes of this Agreement, “Enumerated Expenses” shall mean (i) interest, taxes, dividends tied to short sales, brokerage commissions, and other expenditures which are capitalized in accordance with generally accepted accounting principles; (ii) expenses incurred indirectly by a Portfolio as a result of investments in other investment companies and pooled investment vehicles; (iii) other expenses attributable to, and incurred as a result of, a Portfolio’s investments; and (iv) other extraordinary expenses (including litigation expenses) not incurred in the ordinary course of a Portfolio’s business.
          With respect to BlackRock Focus Growth Fund, Inc., in no event shall the sum of the fees waived and the expenses reimbursed by BlackRock exceed the amount of fees actually due to BlackRock under both the investment management agreement with Master Focus Growth LLC and the administration agreement, with BlackRock Focus Growth Fund, Inc.
          With respect to BlackRock Large Cap Series Funds, Inc. (and its series BlackRock Large Cap Growth Retirement Portfolio, BlackRock Large Cap Value Retirement Portfolio and BlackRock Large Cap Core Retirement Portfolio), in no event shall the sum of the fees waived and the expenses reimbursed by BlackRock with respect to a series exceed the amount of fees actually due to BlackRock with respect to that series under both the investment management agreement with Master Large Cap Series LLC with respect to the corresponding master portfolio and the administration agreement with BlackRock Large Cap Series Funds, Inc. on behalf of its series.
          With respect to BlackRock Bond Fund, Inc., BlackRock Global Dynamic Equity Fund and BlackRock Large Cap Series Funds, Inc. (with respect to its series BlackRock Large Cap Core Fund), in no event shall the sum of the fees waived and the expenses reimbursed by BlackRock exceed the amount of fees actually due to BlackRock under the applicable Fund’s investment management agreement or administration agreement.
          (b) With respect to WCMA Government Securities Fund, WCMA Tax-Exempt Fund, WCMA Treasury Fund and WCMA Money Fund (collectively, the “WCMA Funds”) as listed in Appendix B, to the extent that the Operating Expenses incurred by a Share Class (which for purposes of this paragraph (b) shall exclude the Enumerated Expenses) in any Applicable Period exceed the Operating Expense Limit as specified in Schedule B, such Excess Amount shall be the liability of BlackRock and the Distributor. In no event shall BlackRock or the Distributor be required either to waive fees in excess of the amount of fees actually charged by BlackRock or the Distributor, respectively; or to reimburse expenses in excess of the amount of direct expenses actually incurred by a WCMA Fund. For purposes of this Agreement, “direct expenses” means, for such time as the WCMA Fund shall participate as a feeder fund in a “master-feeder” structure, all expenses incurred by the WCMA Fund except the WCMA Fund’s pro rata share of master portfolio expenses borne by the WCMA Fund indirectly through the WCMA Fund’s investment in the master portfolio.
          (c) With respect to BlackRock Liquidity Funds, and its Portfolios listed in Appendix C, to the extent that the Management Fees and Miscellaneous/Other Expenses, as defined in these Portfolios’ prospectuses (which for purposes of this paragraph (c) shall exclude the Enumerated Expenses), incurred by a Share Class in any Applicable Period exceed the Operating Expense Limit as specified in Schedule C, such Excess Amount shall be the liability of BIMC in its capacity as advisor to the BlackRock Liquidity Funds.
          (d) In the event that any Applicable Period is for a period greater or less than one year, the Operating Expenses shall be annualized for purposes of calculating the Excess Amount.

          1.2 METHOD OF COMPUTATION. To determine BlackRock’s or BIMC’s, as applicable, liability with respect to the Excess Amount, each day the Operating Expenses for each Share Class shall be annualized for the Applicable Period. If such annualized Operating Expenses of a Share Class for any day exceed the Operating Expense Limit of such Share Class, BlackRock or BIMC, as applicable, shall (i) waive or reduce its fees from the applicable Portfolio with respect to such Share Class for such day and/or (ii) remit to the applicable Portfolio with respect to such Share Class or Share Classes an amount that is sufficient to pay such Excess Amount, and such waiver, reduction or remittance shall occur in the month following the month in which the liability was incurred. Notwithstanding the foregoing, such waivers, reductions or remittances by BlackRock or BIMC shall only occur with respect to management fees and other Portfolio-level Operating Expenses if the amount to be so waived, reduced or remitted is allocated on the basis of net asset value to all shares of a Portfolio in a manner consistent with Rule 18f-3’s requirements for the allocation of fundwide expenses.
          1.3 YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each Applicable Period, an adjustment payment shall be made by the appropriate party in order that the amount of the fees waived or reduced and other payments remitted by BlackRock or BIMC, as applicable, with respect to each Share Class for the previous Applicable Period shall equal the Excess Amount.
          1.4 APPLICABLE MANAGEMENT FEE LIMIT. With respect to BlackRock Municipal Series Trust and BlackRock Focus Value Fund, Inc., BlackRock agrees to waive each Portfolio’s investment advisory fee to the extent necessary to limit the investment advisory fee to the amount specified in Schedule D, in any Applicable Period. Subsections 1.2 and 1.3 and Section 2 of this Agreement shall not apply to this Section 1.4.
          1.5. APPLICABLE MANAGEMENT AND ADMINISTRATION FEE LIMIT. (a) With respect to Quantitative Master Series LLC, and its series (each, a “Master Series”), and BlackRock Index Funds, Inc., and its Portfolios, each of which is a feeder fund (each, a “Feeder Fund”) into its corresponding Master Series, BlackRock agrees to waive fees of each Feeder Fund and/or the corresponding Master Series to the extent necessary to limit the aggregate administrative and management fees charged to each Feeder Fund and/or its corresponding Series to the amount specified in Schedule E in any Applicable Period.
          (b) With respect to Master Focus Growth LLC and BlackRock Focus Growth Fund, Inc., BlackRock agrees to waive each Fund’s investment management fee or administration fee, as applicable, to the extent necessary to limit the aggregate investment management fee and administration fee to the amount specified in Schedule F in any Applicable Period.
          Subsections 1.2 and 1.3 and Section 2 of this Agreement shall not apply to this Section 1.5.
     2. REIMBURSEMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.
          2.1 REIMBURSEMENT. With respect to BlackRock Funds and BlackRock Funds II, if in any Portfolio fiscal year (“Fiscal Year”) during which the total assets of a Portfolio are greater than $50 million and in which BlackRock or an affiliate serves as investment adviser or administrator to the Portfolio, the estimated aggregate Operating Expenses of a Share Class of such Portfolio for the Fiscal Year are less than the Operating Expense Limit for that Fiscal Year, BlackRock shall be entitled to reimbursement by such Share Class, in whole or in part as provided below, of the fees waived or reduced, expenses reimbursed and other payments remitted by BlackRock to such Share Class pursuant to Section 1 hereof. The total amount of reimbursement to which BlackRock may be entitled (the “Reimbursement Amount”) shall equal, at any time, the sum of all fees previously waived or reduced by BlackRock, the expenses reimbursed by BlackRock and all other payments remitted by BlackRock to the Share Class, pursuant to Section 1 hereof, during any of the previous two (2) Fiscal Years, less any reimbursement previously paid by such Share Class to BlackRock with respect to such waivers, reductions, reimbursements and payments during such period. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

Reimbursements attributable to management fees and other Portfolio-level Operating Expenses are only permissible if the amount to be reimbursed is allocated on the basis of net asset value to all shares of a Portfolio in a manner consistent with Rule 18f-3’s requirements for the allocation of fundwide expenses. The Board shall be notified quarterly of any reimbursements paid to BlackRock in the previous quarter.
          2.2 METHOD OF COMPUTATION. To determine each Share Class’s payments, if any, to reimburse BlackRock for the Reimbursement Amount, each month the Operating Expenses of each Share Class shall be annualized for the Fiscal Year as of the last day of the month. If such annualized Operating Expenses of a Share Class for any month are less than the Operating Expense Limit of such Share Class, such Share Class shall pay to BlackRock an amount sufficient to increase the annualized Operating Expenses of that Share Class to an amount no greater than the Operating Expense Limit of that Share Class, provided that such amount paid to BlackRock will in no event exceed the total Reimbursement Amount. Payment of such reimbursement to BlackRock shall be made even if on such payment date the then current Operating Expenses incurred by a Share Class exceed the Operating Expense Limit. In the event the Operating Expense Limit for a Share Class is changed subsequent to a Fiscal Year in which BlackRock becomes entitled to reimbursement hereunder for fees waived or reduced or amounts otherwise remitted to that Share Class, the amount available to reimburse BlackRock in accordance with this Section 2.2 shall be calculated by reference to the Operating Expense Limit for that Share Class in effect at the time BlackRock became entitled to receive such reimbursement, rather than the subsequently changed Operating Expense Limit for that Share Class.
          2.3 YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each Fiscal Year, an adjustment payment shall be made by the appropriate party in order that the actual Operating Expenses of a Share Class for the prior Fiscal Year (including any reimbursement payments hereunder with respect to such Fiscal Year) do not exceed the Operating Expense Limit for that Fiscal Year.
          2.4 APPLICABILITY. Section 2.1, 2.2 and 2.3 shall apply only to BlackRock Funds and BlackRock Funds II.
     3. TERM AND TERMINATION OF AGREEMENT. This Agreement shall continue in effect with respect to each Fund until the date specified in the Schedules, and from year to year thereafter provided such continuance is specifically approved by a majority of the Directors of the Fund who (i) are not “interested persons” of the Fund or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement (“Non-Interested Directors”). Nevertheless, this Agreement may be terminated by any party hereto, with respect to a Fund or Portfolio, without payment of any penalty, upon 90 days’ prior written notice to the other party at its principal place of business (or at an earlier date as may be agreed to by both parties); provided that, in the case of termination by a Fund (or a Fund on behalf of a Portfolio), such action shall be authorized by resolution of a majority of the Non-Interested Directors of such Fund or by a vote of a majority of the outstanding voting securities of such Fund.
     4. MISCELLANEOUS.
          4.1 CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
          4.2 INTERPRETATION. This Agreement shall be construed in accordance with the laws of the State of New York. Nothing herein contained shall be deemed to require a Fund or any Portfolio to take any action contrary to such Fund’s Declaration of Trust/Articles of Incorporation, as applicable, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive such Fund’s Board of its responsibility for and control of the conduct of the affairs of such Fund or the Portfolios.

          4.3 DEFINITIONS. Any questions of interpretation of any term or provision of this Agreement, including but not limited to the computations of net asset values and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the 1940 Act, shall have the same meaning as and be resolved by reference to the 1940 Act.
          4.4 CERTAIN LIABILITIES. The names BlackRock Funds, BlackRock Funds II, BlackRock Municipal Series Trust, WCMA Government Securities Fund, WCMA Money Fund, WCMA Tax-Exempt Fund, WCMA Treasury Fund and Trustees of such Funds refer specifically to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under Declarations of Trust dated December 22, 1988 (as amended), April 26, 2007, August 14, 1986 (as amended) and August 30, 2002 (in the case of each WCMA Fund), respectively, which are hereby referred to and copies of which are on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of each Fund. The obligations of BlackRock Funds, BlackRock Funds II, BlackRock Municipal Series Trust, WCMA Government Securities Fund, WCMA Money Fund, WCMA Tax-Exempt Fund and WCMA Treasury Fund entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, representatives or agents of each Fund personally, but bind only the Trust property (as defined in the Declaration), and all persons dealing with any Fund or Share Class must look solely to the Trust property belonging to such Fund or Share Class for the enforcement of any claims against each Fund.
          4.5. AMENDMENT TO THIS AGREEMENT. This Agreement may be amended only by a written agreement signed by each of the parties to which the amendment relates.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

BLACKROCK FUNDS, BLACKROCK FUNDS II, BLACKROCK LARGE CAP SERIES FUNDS, INC., MASTER LARGE CAP SERIES LLC, QUANTITATIVE MASTER SERIES LLC, BLACKROCK SERIES FUND, INC., BLACKROCK BOND FUND, INC., BLACKROCK LIQUIDITY FUNDS, BLACKROCK INDEX FUNDS, INC., BLACKROCK MUNICIPAL SERIES TRUST, EACH ON BEHALF OF ITSELF AND ON BEHALF OF THE PORTFOLIOS DESIGNATED IN THE SCHEDULES ATTACHED HERETO

By:
	Name:	Donald C. Burke
	Title:	President and Chief Executive Officer

BLACKROCK FOCUS GROWTH FUND, INC., MASTER FOCUS GROWTH LLC, BLACKROCK GLOBAL DYNAMIC EQUITY FUND, WCMA GOVERNMENT SECURITIES FUND, WCMA MONEY FUND, WCMA TAX-EXEMPT FUND, WCMA TREASURY FUND, BLACKROCK FOCUS VALUE FUND, INC.

By:
	Name:	Donald C. Burke
	Title:	President and Chief Executive Officer

BLACKROCK INVESTMENTS, LLC As distributor of WCMA Government Securities Fund, WCMA Money Fund, WCMA Tax-Exempt Fund and WCMA Treasury Fund
By:
	Name:	Brian Schmidt
	Title:	Managing Director

BLACKROCK ADVISORS, LLC As investment advisor to the Funds (except BlackRock Liquidity Funds)
By:
	Name:	Anne F. Ackerley
	Title:	Managing Director

BLACKROCK INSTITUTIONAL MANAGEMENT CORPORATION As investment advisor to BlackRock Liquidity Funds
By:
	Name:	Simon Mendelson
	Title:	Managing Director

SCHEDULES A, B, C, D, E AND F